Exhibit 99.1

Mammoth Energy Services, Inc. Announces PREPA’s Payment of $50.6 Million and Reports Fourth Quarter and Full Year 2023 Operational and Financial Results

OKLAHOMA CITY - March 1, 2024 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today announced payment of $50.6 million from the Puerto Rico Electric Power Authority (“PREPA”) for a portion of the work its wholly-owned subsidiary Cobra Acquisitions LLC (“Cobra”) completed in the aftermath of Hurricane Maria. This is in addition to $13.4 million paid by PREPA in January 2024. As previously announced, on December 1, 2023, Cobra entered into an agreement to transfer approximately $54.4 million of its outstanding receivable with PREPA to SPCP Group, LLC (“SPCP Group”). The aggregate payments from PREPA in 2024 totaling $64.0 million fully satisfied the obligations to SPCP Group and resulted in Cobra receiving approximately $9.6 million in cash.

Mark Layton, Chief Financial Officer of Mammoth commented, “We’re pleased to have received these payments from PREPA, which has allowed us to extinguish the liability owed to SPCP Group and collect nearly $10 million in cash. We continue to pursue payment of the outstanding amounts owed to Cobra, including the associated interest, as these payments represent only a portion of the amounts still owed to us.”

In addition, today Mammoth reported financial and operational results for the fourth quarter and full year ended December 31, 2023.

Financial Overview for the Fourth Quarter and Full Year 2023:

Total revenue was $52.8 million for the fourth quarter of 2023 compared to $102.9 million for the same quarter of 2022 and $65.0 million for the third quarter of 2023. Total revenue for the full year of 2023 was $309.5 million, a decrease of 15% compared to $362.1 million in 2022.

Net loss for the fourth quarter of 2023 was $6.0 million, or $0.12 loss per diluted share, compared to net income of $4.8 million, or $0.10 per diluted share, for the same quarter of 2022 and net loss of $1.1 million, or $0.02 loss per diluted share, for the third quarter of 2023. Net loss for the full year of 2023 was $3.2 million, or $0.07 per fully diluted share, compared to net loss of $0.6 million, or $0.01 per fully diluted share for 2022.

Adjusted EBITDA (as defined and reconciled below) was $10.5 million for the fourth quarter of 2023, compared to $24.1 million for the same quarter of 2022 and $13.4 million for the third quarter of 2023. Adjusted EBITDA was $71.0 million for the full year of 2023 compared to $86.1 million for 2022.

Arty Straehla, Chief Executive Officer of Mammoth commented, “The fourth quarter proved to be challenging, largely due to additional deferred activity by exploration and production companies, commodity price fluctuations, and customer budget exhaustion. Despite the operational softness we experienced this year, 2023 marked several accomplishments for Mammoth as we completed a significant debt refinancing transaction, began receiving payments from PREPA on our outstanding receivable and entered into an agreement to monetize a portion of our outstanding PREPA receivable.”

“In 2023, we entered into a new revolving credit facility agreement and a new term loan agreement, which refinanced, in full, Mammoth’s indebtedness outstanding under our previous revolving credit facility. We believe these new agreements provide Mammoth with a solid liquidity base for years to come. During 2023, we also received our first payments from PREPA in more than four years totaling $22.2 million. In addition, we entered into an agreement to monetize a portion of our outstanding receivable with PREPA, which allowed us to increase liquidity and invest in our business. We used a portion of the proceeds to repay in full our outstanding borrowings under the new revolving credit facility, which currently remains undrawn. We plan to use the remainder of the proceeds to invest back into our business, which may include upgrading an additional hydraulic fracturing fleet with dual fuel capabilities. This incremental dual fuel fleet would result in three of our six fleets having dual fuel capabilities.”

Commenting further, Straehla said, “We exited 2023 with a strong balance sheet and a secure financing structure that positions Mammoth for future growth. We have entered 2024 with an improving line of sight, particularly in our infrastructure and sand divisions, and we will be opportunistic in our well completions business as commodity prices improve and activity increases. I am proud of the hard work and perseverance that our teams have demonstrated across our organization. Our continued commitment to safety and high-quality standards propels our organization forward.”

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $16.1 million on 669 stages for the fourth quarter of 2023, compared to $51.4 million on 1,837 stages for the same quarter of 2022 and $20.3 million on 577 stages for the third quarter of 2023. On average, 0.9 of the Company’s fleets were active for the fourth quarter of 2023 compared to an average utilization of 3.4 fleets during the same quarter of 2022 and 1.2 fleets during the third quarter of 2023.

The well completion services division contributed revenues (inclusive of inter-segment revenues) of $131.3 million on 4,220 stages for the full year of 2023, down from $170.7 million on 6,149 stages for 2022. On average, 1.8 of the Company’s fleets were active in 2023 compared to 3.0 fleets in 2022.

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $27.2 million for the fourth quarter of 2023 compared to $29.6 million for the same quarter of 2022 and $26.7 million for the third quarter of 2023. Average crew count was 78 crews during the fourth quarter of 2023 compared to 93 crews during the same quarter of 2022 and 81 crews during the third quarter of 2023.

The infrastructure services division contributed revenues of $110.5 million for the full year of 2023 compared to $111.5 million for 2022. Average crew count declined to 83 crews for 2023 compared to 91 crews for 2022.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $4.5 million for the fourth quarter of 2023 compared to $13.8 million for the same quarter of 2022 and $10.6 million for the third quarter of 2023. In the fourth quarter of 2023, the Company sold approximately 104,000 tons of sand at an average sales price of $23.62 per ton compared to sales of approximately 366,000 tons of sand at an average sales price of $29.80 per ton during the same quarter of 2022. In the third quarter of 2023, sales were approximately 352,000 tons of sand at an average price of $30.18 per ton.

The natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $39.1 million for the full year of 2023 compared to $51.4 million for 2022. The Company sold 1.2 million tons of sand during 2023, a decrease from 1.4 million tons of sand during 2022. The Company’s average sales price for the sand sold during 2023 was $29.86 per ton, an increase from $27.11 per ton average sales price during 2022.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $0.6 million for the fourth quarter of 2023 compared to $1.9 million for the same quarter of 2022 and $2.3 million for the third quarter of 2023. The drilling services division contributed revenues of $7.1 million for the full year of 2023, compared to $8.4 million for 2022. The decrease in drilling services revenue is primarily attributable to decreased utilization for our directional drilling business.

Other Services
Mammoth’s other services, including aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $4.9 million for the fourth quarter of 2023 compared to $6.9 million for the same quarter of 2022 and $6.0 million for the third quarter of 2023. The Company’s other services contributed revenues of $24.1 million for the full year of 2023, compared to $25.2 million for 2022.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $8.3 million for the fourth quarter of 2023 compared to $13.0 million for the same quarter of 2022 and $10.4 million for the third quarter of 2023. SG&A expenses were $37.5 million for the full year of 2023 compared to $39.6 million for 2022.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Cash expenses:
Compensation and benefits	$3,898	$3,932	$3,392	$15,563	$13,729
Professional services	2,559	3,434	4,684	13,448	13,501
Other(a)	1,808	1,885	2,105	7,693	8,012
Total cash SG&A expense	8,265	9,251	10,181	36,704	35,242
Non-cash expenses:
Change in provision for expected credit losses	(177)	3,501	11	(591)	3,389
Stock based compensation	219	241	219	1,345	923
Total non-cash SG&A expense	42	3,742	230	754	4,312
Total SG&A expense	$8,307	$12,993	$10,411	$37,458	$39,554
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 16% for the fourth quarter of 2023 compared to 13% for the same quarter of 2022 and 16% for the third quarter of 2023. SG&A expenses, as a percentage of total revenue, were 12% for the full year of 2023 compared to 11% for 2022.

Interest Expense and Financing Charges, net
Interest expense and financing charges, net were $6.8 million for the fourth quarter of 2023 compared to $3.2 million for the same quarter of 2022 and $2.9 million for the third quarter of 2023. Interest expense and financing charges, net were $16.2 million for the full year of 2023 compared to $11.5 million for 2022.

On December 1, 2023, Cobra entered into an agreement to transfer approximately $54.4 million of its outstanding receivable with PREPA to SPCP Group in exchange for net proceeds of $46.1 million. During the fourth quarter of 2023, the Company incurred financing charges totaling $2.8 million in relation to this transaction. Mammoth expects to recognize a financing charge totaling approximately $5.5 million during the first quarter of 2024 related to the termination of the Assignment Agreement.

Liquidity
As of December 31, 2023, Mammoth had cash on hand of $16.6 million. As of December 31, 2023, the Company’s revolving credit facility was undrawn, the borrowing base was $27.0 million and there was $20.7 million of available borrowing capacity under the revolving credit facility, after giving effect to $6.3 million of outstanding letters of credit. As of December 31, 2023, Mammoth had total liquidity of $37.3 million.
As of February 28, 2024, Mammoth had cash on hand of $10.5 million, no outstanding borrowings under its revolving credit facility, and a borrowing base of $23.3 million. As of February 28, 2024, the Company had $17.0 million of available borrowing capacity under its revolving credit facility and total liquidity of $27.5 million. These amounts do not include $9.6 million in cash received on February 29, 2024.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Well completion services(a)	$3,170	$3,374	$4,651	$17,931	$11,421
Infrastructure services(b)	373	62	69	716	885
Natural sand proppant services(c)	223	54	—	223	88
Drilling services(c)	13	54	98	110	95
Other(d)	229	121	72	312	401
Eliminations	124	(26)	(165)	103	(153)
Total capital expenditures	$4,132	$3,639	$4,725	$19,395	$12,737
a.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
b.    Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
c.     Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Mammoth’s full year 2024 capital expenditure budget is approximately $15 million.

Conference Call Information
Mammoth will host a conference call on Friday, March 1, 2024 at 9:00 a.m. Central time (10:00 a.m. Eastern time) to discuss its fourth quarter and full year financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations

TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine and the Israel-Hamas war on the global energy and capital markets and global stability; performance of contracts and supply chain disruptions; inflationary pressures; high interest rates and their impact on the cost of capital; instability in the banking and financial services sectors; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra by PREPA; the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under Mammoth's revolving credit facility and term loan; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,	December 31,
	2023	2022
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$16,556	$17,282
Restricted Cash	7,742	—
Accounts receivable, net	447,155	456,465
Receivables from related parties, net	47	223
Inventories	12,653	8,883
Prepaid expenses	12,181	13,219
Other current assets	591	620
Total current assets	496,925	496,692

Property, plant and equipment, net	113,905	138,066
Sand reserves	58,528	61,830
Operating lease right-of-use assets	9,551	10,656
Intangible assets, net	913	1,782
Goodwill	9,214	11,717
Deferred income tax asset	1,844	—
Other non-current assets	7,599	3,935
Total assets	$698,479	$724,678
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$27,508	$47,391
Accrued expenses and other current liabilities	86,713	52,297
Accrued expenses and other current liabilities - related parties	1,241	—
Current operating lease liability	5,771	5,447
Current portion of long-term debt	—	83,520
Income taxes payable	61,320	48,557
Total current liabilities	182,553	237,212

Long-term debt from related parties	42,809	—
Deferred income tax liabilities	628	471
Long-term operating lease liability	3,534	4,913
Asset retirement obligation	4,140	3,981
Other long-term liabilities	4,715	15,485
Total liabilities	238,379	262,062

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 47,941,652 and 47,312,270 issued and outstanding at December 31, 2023 and 2022	479	473
Additional paid in capital	539,558	539,138
Accumulated deficit	(76,317)	(73,154)
Accumulated other comprehensive loss	(3,620)	(3,841)
Total equity	460,100	462,616
Total liabilities and equity	$698,479	$724,678

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
	(in thousands, except per share amounts)
REVENUE
Services revenue	$48,087	$88,963	$54,025	$269,227	$311,968
Services revenue - related parties	139	110	252	980	1,133
Product revenue	4,556	13,836	10,682	39,285	48,985
Total revenue	52,782	102,909	64,959	309,492	362,086

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $6,931, $11,819, $8,394, $37,356, and $55,546, respectively, for the three months ended December 31, 2023, December 31, 2022, and September 30, 2023 and years ended December 31, 2023 and 2022)	40,972	67,502	45,082	219,876	241,323
Services cost of revenue - related parties	114	135	120	475	541
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,339, $2,014, $2,836, $7,734, and $8,725, respectively, for the three months ended December 31, 2023, December 31, 2022, and September 30, 2023 and years ended December 31, 2023 and 2022)	4,692	9,226	7,615	27,489	36,723
Selling, general and administrative	8,307	12,993	10,411	37,458	39,554
Depreciation, depletion, amortization and accretion	8,271	13,786	11,233	45,110	64,271
Gains on disposal of assets, net	(2,757)	(170)	(2,450)	(6,041)	(3,908)
Impairment of goodwill	—	—	1,810	1,810	—
Total cost and expenses	59,599	103,472	73,821	326,177	378,504
Operating loss	(6,817)	(563)	(8,862)	(16,685)	(16,418)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(5,570)	(3,237)	(2,876)	(14,955)	(11,506)
Interest expense and financing charges, net - related parties	(1,241)	—	—	(1,241)	—
Other income, net	10,964	10,737	14,088	42,015	40,912
Total other income	4,153	7,500	11,212	25,819	29,406
(Loss) income before income taxes	(2,664)	6,937	2,350	9,134	12,988
Provision for income taxes	3,291	2,165	3,438	12,297	13,607
Net (loss) income	$(5,955)	$4,772	$(1,088)	$(3,163)	$(619)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	266	(59)	(275)	221	(910)
Comprehensive (loss) income	$(5,689)	$4,713	$(1,363)	$(2,942)	$(1,529)

Net (loss) income per share (basic)	$(0.12)	$0.10	$(0.02)	$(0.07)	$(0.01)
Net (loss) income per share (diluted)	$(0.12)	$0.10	$(0.02)	$(0.07)	$(0.01)
Weighted average number of shares outstanding (basic)	47,942	47,312	47,942	47,777	47,175
Weighted average number of shares outstanding (diluted)	47,942	47,963	47,942	47,777	47,175

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2023	2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(3,163)	$(619)
Adjustments to reconcile net loss to cash provided by operating activities:
Stock based compensation	1,345	923
Depreciation, depletion, accretion and amortization	45,110	64,271
Amortization of debt origination costs	1,288	777
Change in provision for expected credit losses	(591)	3,389
Gains on disposal of assets	(6,041)	(3,908)
Gains from sales of equipment damaged or lost down-hole	(335)	(604)
Impairment of goodwill	1,810	—
Gain on sale of business	(2,080)	—
Deferred income taxes	(1,687)	7,700
Other	(693)	(117)
Changes in assets and liabilities:
Accounts receivable, net	11,099	(52,392)
Receivables from related parties, net	176	(135)
Inventories	(3,770)	(517)
Prepaid expenses and other assets	354	(710)
Accounts payable	(18,485)	6,680
Accrued expenses and other liabilities	(6,949)	(15,272)
Accrued expenses and other liabilities - related parties	1,241	—
Income taxes payable	12,757	5,800
Net cash provided by operating activities	31,386	15,266

Cash flows from investing activities:
Purchases of property and equipment	(19,395)	(12,737)
Business divestitures, net of cash transferred	3,276	—
Proceeds from disposal of property and equipment	7,333	10,613
Net cash used in investing activities	(8,786)	(2,124)

Cash flows from financing activities:
Borrowings on long-term debt	201,091	197,975
Borrowings on long-term debt - related parties	43,874	—
Repayments of long-term debt	(284,610)	(199,430)
Proceeds from financing transaction	46,120	—
Proceeds from sale-leaseback transaction	—	4,589
Payments on sale-leaseback transaction	(4,958)	(4,429)
Principal payments on financing leases and equipment financing notes	(12,212)	(4,306)
Debt issuance costs	(3,972)	—
Other	(919)	—
Net cash used in financing activities	(15,586)	(5,601)
Effect of foreign exchange rate on cash	2	(158)
Net change in cash, cash equivalents and restricted cash	7,016	7,383
Cash, cash equivalents and restricted cash at beginning of period	17,282	9,899
Cash, cash equivalents and restricted cash at end of period	$24,298	$17,282

Supplemental disclosure of cash flow information:
Cash paid for interest	$12,017	$10,164
Cash paid for income taxes, net of refunds received	$897	$106
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$3,339	$4,736
Right-of-use assets obtained for financing lease liabilities	$1,417	$3,058

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three Months Ended December 31, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$15,962	$27,229	$4,464	$625	$4,502	$—	$52,782
Intersegment revenues	116	—	—	—	360	(476)	—
Total revenue	16,078	27,229	4,464	625	4,862	(476)	52,782
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	14,248	22,668	4,419	1,059	3,384	—	45,778
Intersegment cost of revenues	216	119	—	—	141	(476)	—
Total cost of revenue	14,464	22,787	4,419	1,059	3,525	(476)	45,778
Selling, general and administrative	1,365	4,987	973	193	789	—	8,307
Depreciation, depletion, amortization and accretion	3,506	1,023	1,339	1,017	1,386	—	8,271
(Gains) losses on disposal of assets, net	(75)	(71)	3	(1,577)	(1,037)	—	(2,757)
Operating (loss) income	(3,182)	(1,497)	(2,270)	(67)	199	—	(6,817)
Interest expense and financing charges, net	1,975	4,394	119	113	210	—	6,811
Other expense (income), net	1	(10,539)	(5)	(33)	(388)	—	(10,964)
(Loss) income before income taxes	$(5,158)	$4,648	$(2,384)	$(147)	$377	$—	$(2,664)

Three Months Ended December 31, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$51,292	$29,559	$13,817	$1,919	$6,322	$—	$102,909
Intersegment revenues	147	—	25	—	602	(774)	—
Total revenue	51,439	29,559	13,842	1,919	6,924	(774)	102,909
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	36,108	24,387	10,081	1,756	4,531	—	76,863
Intersegment cost of revenues	475	23	—	32	242	(772)	—
Total cost of revenue	36,583	24,410	10,081	1,788	4,773	(772)	76,863
Selling, general and administrative	2,328	5,091	4,397	184	993	—	12,993
Depreciation, depletion, amortization and accretion	4,140	3,675	2,015	1,390	2,566	—	13,786
(Gains) losses on disposal of assets, net	(68)	—	1	—	(103)	—	(170)
Operating income (loss)	8,456	(3,617)	(2,652)	(1,443)	(1,305)	(2)	(563)
Interest expense and financing charges, net	617	2,046	201	134	239	—	3,237
Other expense (income), net	1	(10,522)	(4)	—	(212)	—	(10,737)
Income (loss) before income taxes	$7,838	$4,859	$(2,849)	$(1,577)	$(1,332)	$(2)	$6,937

Three months ended September 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$20,166	$26,712	$10,633	$2,336	$5,112	$—	$64,959
Intersegment revenues	161	—	—	—	909	(1,070)	—
Total revenue	20,327	26,712	10,633	2,336	6,021	(1,070)	64,959
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	17,528	22,042	6,977	2,194	4,076	—	52,817
Intersegment cost of revenues	325	10	—	—	735	(1,070)	—
Total cost of revenue	17,853	22,052	6,977	2,194	4,811	(1,070)	52,817
Selling, general and administrative	1,579	6,495	1,224	215	898	—	10,411
Depreciation, depletion, amortization and accretion	3,971	1,557	2,836	1,114	1,755	—	11,233
Gains on disposal of assets, net	(2,016)	(311)	—	—	(123)	—	(2,450)
Impairment of goodwill	—	—	—	—	1,810	—	1,810
Operating loss	(1,060)	(3,081)	(404)	(1,187)	(3,130)	—	(8,862)
Interest expense and financing charges, net	774	1,647	117	117	221	—	2,876
Other income, net	—	(11,348)	(6)	—	(2,734)	—	(14,088)
(Loss) income before income taxes	$(1,834)	$6,620	$(515)	$(1,304)	$(617)	$—	$2,350

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Year ended December 31, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$130,771	$110,537	$39,106	$7,126	$21,952	$—	$309,492
Intersegment revenues	517	—	25	—	2,102	(2,644)	$—
Total revenue	131,288	110,537	39,131	7,126	24,054	(2,644)	309,492
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	107,405	90,478	26,324	7,095	16,538	—	247,840
Intersegment cost of revenues	1,246	149	—	26	1,223	(2,644)	$—
Total cost of revenue	108,651	90,627	26,324	7,121	17,761	(2,644)	247,840
Selling, general and administrative	7,212	22,078	3,655	746	3,767	—	37,458
Depreciation, depletion, amortization and accretion	16,794	8,390	7,737	4,514	7,675	—	45,110
Gains on disposal of assets, net	(2,091)	(510)	(13)	(1,577)	(1,850)	—	(6,041)
Impairment of goodwill	—	—	—	—	1,810	—	1,810
Operating income (loss)	722	(10,048)	1,428	(3,678)	(5,109)	—	(16,685)
Interest expense and financing charges, net	4,502	9,753	540	489	912	—	16,196
Other expense (income), net	2	(39,252)	(18)	(33)	(2,714)	—	(42,015)
(Loss) income before income taxes	$(3,782)	$19,451	$906	$(4,134)	$(3,307)	$—	$9,134

Year ended December 31, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$169,872	$111,452	$48,916	$8,380	$23,466	$—	$362,086
Intersegment revenues	791	—	2,475	—	1,708	(4,974)	—
Total revenue	170,663	111,452	51,391	8,380	25,174	(4,974)	362,086
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	124,848	91,577	36,783	7,514	17,865	—	278,587
Intersegment cost of revenues	3,894	72	—	85	923	(4,974)	—
Total cost of revenue	128,742	91,649	36,783	7,599	18,788	(4,974)	278,587
Selling, general and administrative	8,642	19,147	7,171	606	3,988	—	39,554
Depreciation, depletion, amortization and accretion	22,103	16,171	8,732	5,811	11,454	—	64,271
Gains on disposal of assets, net	(615)	(795)	(89)	—	(2,409)	—	(3,908)
Operating income (loss)	11,791	(14,720)	(1,206)	(5,636)	(6,647)	—	(16,418)
Interest expense and financing charges, net	1,940	7,390	753	435	988	—	11,506
Other income, net	(343)	(40,470)	(14)	—	(85)	—	(40,912)
Income (loss) before income taxes	$10,194	$18,360	$(1,945)	$(6,071)	$(7,550)	$—	$12,988

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net (loss) income before depreciation, depletion, amortization and accretion expense, gains on disposal of assets, net, impairment of goodwill, stock based compensation, interest expense and financing charges, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net (loss) income on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of net (loss) income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net (loss) income	$(5,955)	$4,772	$(1,088)	$(3,163)	$(619)
Depreciation, depletion, amortization and accretion expense	8,271	13,786	11,233	45,110	64,271
Gains on disposal of assets, net	(2,757)	(170)	(2,450)	(6,041)	(3,908)
Impairment of goodwill	—	—	1,810	1,810	—
Stock based compensation	219	241	219	1,345	923
Interest expense and financing charges, net	6,811	3,237	2,876	16,196	11,506
Other income, net	(10,964)	(10,737)	(14,088)	(42,015)	(40,912)
Provision for income taxes	3,291	2,165	3,438	12,297	13,607
Interest on trade accounts receivable	11,543	10,785	11,443	45,440	41,276
Adjusted EBITDA	$10,459	$24,079	$13,393	$70,979	$86,144

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of net (loss) income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net (loss) income	$(5,158)	$7,838	$(1,834)	$(3,782)	$10,194
Depreciation and amortization expense	3,506	4,140	3,971	16,794	22,103
Gains on disposal of assets, net	(75)	(68)	(2,016)	(2,091)	(615)
Stock based compensation	57	106	64	508	380
Interest expense and financing charges, net	1,975	617	774	4,502	1,940
Other expense (income), net	1	1	—	2	(343)
Adjusted EBITDA	$306	$12,634	$959	$15,933	$33,659

Infrastructure Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of net income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net income	$1,844	$1,609	$3,239	$8,237	$4,933
Depreciation and amortization expense	1,023	3,675	1,557	8,390	16,171
Gains on disposal of assets, net	(71)	—	(311)	(510)	(795)
Stock based compensation	103	88	99	538	349
Interest expense and financing charges, net	4,394	2,046	1,647	9,753	7,390
Other income, net	(10,539)	(10,522)	(11,348)	(39,252)	(40,470)
Provision for income taxes	2,804	3,250	3,381	11,214	13,427
Interest on trade accounts receivable	11,543	10,785	11,443	45,440	41,276
Adjusted EBITDA	$11,101	$10,931	$9,707	$43,810	$42,281

Natural Sand Proppant Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of net (loss) income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net (loss) income	$(2,384)	$(2,849)	$(515)	$906	$(1,945)
Depreciation, depletion, amortization and accretion expense	1,339	2,015	2,836	7,737	8,732
Losses (gains) on disposal of assets, net	3	1	—	(13)	(89)
Stock based compensation	38	29	37	187	119
Interest expense and financing charges, net	119	201	117	540	753
Other income, net	(5)	(4)	(6)	(18)	(14)
Adjusted EBITDA	$(890)	$(607)	$2,469	$9,339	$7,556

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of net loss to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net loss	$(147)	$(1,577)	$(1,304)	$(4,134)	$(6,071)
Depreciation expense	1,017	1,390	1,114	4,514	5,811
Gains on disposal of assets, net	(1,577)	—	—	(1,577)	—
Stock based compensation	5	3	5	23	11
Interest expense and financing charges, net	113	134	117	489	435
Other income, net	(33)	—	—	(33)	—
Adjusted EBITDA	$(622)	$(50)	$(68)	$(718)	$186

Other Services(a)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of net loss to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net loss	$(110)	$(249)	$(674)	$(4,390)	$(7,730)
Depreciation, amortization and accretion expense	1,386	2,566	1,755	7,675	11,454
Gains on disposal of assets, net	(1,037)	(103)	(123)	(1,850)	(2,409)
Impairment of goodwill	—	—	1,810	1,810	—
Stock based compensation	16	15	14	89	64
Interest expense and financing charges, net	210	239	221	912	988
Other income, net	(388)	(212)	(2,734)	(2,714)	(85)
Provision (benefit) for income taxes	487	(1,085)	57	1,083	180
Adjusted EBITDA	$564	$1,171	$326	$2,615	$2,462
a.    Includes results for Mammoth’s aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net (Loss) Income and Adjusted (Loss) Earnings per Share

Adjusted net (loss) income and adjusted basic and diluted (loss) earnings per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company’s operating and financial performance. Mammoth defines adjusted net (loss) income as net (loss) income before impairment of goodwill. Mammoth defines adjusted basic and diluted (loss) earnings per share as (loss) earnings per share before the effects of impairment of goodwill and impairment of other long-lived assets. Management believes these measures provide meaningful information about the Company’s performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company’s ongoing operating results. Adjusted net (loss) income and adjusted (loss) earnings per share should not be considered in isolation or as a substitute for net (loss) income and (loss) earnings per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net (loss) income and adjusted (loss) earnings per share to the GAAP financial measures of net (loss) income and (loss) earnings per share for the periods specified.

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
	(in thousands, except per share amounts)
Net (loss) income, as reported	$(5,955)	$4,772	$(1,088)	$(3,163)	$(619)
Impairment of goodwill	—	—	—	1,810	—
Adjusted net (loss) income	$(5,955)	$4,772	$(1,088)	$(1,353)	$(619)

Basic (loss) earnings per share, as reported	$(0.12)	$0.10	$(0.02)	$(0.07)	$(0.01)
Impairment of goodwill	—	—	—	0.04	—
Adjusted basic (loss) earnings per share	$(0.12)	$0.10	$(0.02)	$(0.03)	$(0.01)

Diluted (loss) earnings per share, as reported	$(0.12)	$0.10	$(0.02)	$(0.07)	$(0.01)
Impairment of goodwill	—	—	—	0.04	—
Adjusted diluted (loss) earnings per share	$(0.12)	$0.10	$(0.02)	$(0.03)	$(0.01)